UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 11, 2009

Federal Home Loan Bank of Des Moines
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51999	42-6000149
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Skywalk Level , 801 Walnut Street -- Suite 200, Des Moines, Iowa		50309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	515-281-1000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.02 Results of Operations and Financial Condition.

On November 12, 2009 the Federal Home Loan Bank of Des Moines (the "Bank") issued a member announcement to report that it had filed its unaudited quarterly Form 10-Q with the Securities and Exchange Commission which includes financial results for the third quarter ended September 30, 2009, and a declaration of a cash dividend at an annualized rate of 2.00%. A copy of the announcement is attached as Exhibit 99.1 to this report.

The Bank will host a member conference call on Monday, November 16, 2009 to discuss its 3rd quarter 2009 financial results. An audio webcast of the conference call will be made available on the Bank’s website at www.fhlbdm.com. The webcast will be archived on the Bank’s website for 30 days.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 11, 2009, the following five individuals were elected to the Bank’s Board of Directors ("Board") for terms commencing January 1, 2010:

Dale E. Oberkfell, president and chief operating officer of Reliance Bank in Frontenac, Missouri. Mr. Oberkfell, who serves as the Bank's vice chairman, was re-elected to a four-year member directorship term for the state of Missouri. Mr. Oberkfell has served on the Board since January 1, 2007, and currently serves on the following Bank committees: Executive and Governance (vice chair), Audit, Finance, Planning and Technology (chair), and Human Resources and Compensation.

Clair J. Lensing, president and chief executive officer of Security State Bank in Waverly, Iowa. Mr. Lensing was re-elected to a four-year member directorship term for the state of Iowa. Mr. Lensing has served on the Board since January 1, 2004, and currently serves on the following Bank committees: Human Resources and Compensation, Business Operations and Housing, and Audit.

Chris D. Grimm, president of Iowa State Bank in Wapello, Iowa. Mr. Grimm was newly elected to a two-year member directorship term for the state of Iowa.

Labh S. Hira, PhD, Dean of the College of Business at Iowa State University in Ames, Iowa, was elected to a four-year independent directorship term. Dr. Hira has served on the Board since May 14, 2007, and currently serves on the following Bank committees: Risk Management and Finance, Planning and Technology.

John H. Robinson, chairman of Hamilton Ventures, LLC in Kansas City, Missouri, was elected to a two-year independent directorship term. Mr. Robinson has served on the Board since May 14, 2007, and currently serves on the following Bank committees: Human Resources and Compensation (vice chair), Audit, and Business Operations and Housing.

The 2010 Board committees on which the above individuals will be named to serve have not yet been determined as of the date of this filing.

The director elections took place in accordance with the rules governing the election of Federal Home Loan Bank directors specified in the Federal Home Loan Bank Act ("Bank Act") and the related regulations of the Federal Housing Finance Agency ("Finance Agency"). Pursuant to the Bank Act and Finance Agency regulations, a majority of the Bank's directors serve as officers or directors of the Bank's member institutions ("member directors"). In the normal course of its business, the Bank extends credit to member institutions affiliated with its member directors. All loans extended by the Bank to such members are on market terms that are no more favorable to them than the terms of comparable transactions with other members.

Item 7.01 Regulation FD Disclosure.

On November 12, 2009, the Bank notified its members of the decision to resume voluntary repurchases of excess capital stock. The related announcement is attached as Exhibit 99.1 to this report. The information set forth under Items 2.02 and 5.02 is also furnished pursuant to this Item 7.01 and further described in the attached exhibit.

The information contained in Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1 Member Announcement, dated November 12, 2009, issued by the Bank.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Des Moines

November 12, 2009	By:	/s/ Michael L. Wilson

Name: Michael L. Wilson
Title: Executive Vice President and Chief Business Officer

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Exhibit Index

Exhibit No.	Description

99.1	Member Announcement